================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------

                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   May 7, 2001


                              INFORMIX CORPORATION
                                 ---------------
             (Exact name of registrant as specified in its charter)




          Delaware                   0-15325                     94-3011736
----------------------------       ------------              -------------------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)


             50 Washington Street, Westborough, Massachusetts 01581
                 ----------------------------------------------

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (508) 366-3888

                                 Not Applicable
             ------------------------------------------------------
          (Former name or former address, if changed since last report)

================================================================================

ITEM 9.  REGULATION FD DISCLOSURE

UNLESS EXPRESSLY INCORPORATED BY REFERENCE, THE INFORMATION PROVIDED PURSUANT HERETO SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS FORM 8-K INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


On May 7, 2001, Informix Corporation issued the following press release:


                         [INFORMIX NEWS RELEASE GRAPHIC]


                                             Informix Corporation
                                             50 Washington St.
                                             Westboro, MA 01581
                                             Tel. 508-366-3888
                                             www.informix.com


PRESS CONTACT:                               INVESTOR CONTACTS:
Shannon Stevens                              David Roy
Morgen-Walke Associates                      Informix Corporation
(212) 850-5600                               (508) 366-3888 x3290
sstevens@morgenwalke.com                     david.roy@informix.com

                                             Gordon McCoun/ Stephanie Prince
                                             Morgen-Walke Associates, Inc.
                                             (212) 850-5600
                                             gmccoun@morgenwalke.com
                                             sprince@morgenwalke.com

     INFORMIX CORPORATION RELEASES ASCENTIAL SOFTWARE FINANCIAL INFORMATION

               COMPANY REAFFIRMS AND EXPANDS ON PREVIOUS GUIDANCE

         Westboro, MA - May 7, 2001 - Informix(R) Corporation (Nasdaq: IFMX), a technology leader for the new economy, today announced the filing with the Securities and Exchange Commission of expanded financial information for Ascential(TM) Software, its Information Asset Management subsidiary. This filing was made in anticipation of meetings that management will be holding with institutional stockholders and analysts over the next several weeks in support of its recently announced transaction with IBM for the sale of the assets of Informix Software, its database subsidiary. The presentation that will be used in conjunction with these meetings, which also contains the information in the SEC filing, will be posted on the Company's website. This financial information includes a pro forma income statement for Ascential Software for the recently reported first quarter of 2001 as well as the description of the Company's longer-term financial model, copies of which are included in the SEC filing as well as attached to this public announcement.

The Company reaffirmed and expanded upon its previous guidance as follows:

o Revenue growth of approximately 35% to 40% in 2001 over 2000 and approximately 40% to 50% growth in 2002 over 2001 is projected. Sales for the full year 2000 of $122 million, include $29.5 million from the sale of i.Sell(TM), the Company's recently discontinued product. Excluding sales of i.Sell in all periods, sales are projected to increase approximately 75% to 80% for the year 2001. Approximately 15% sequential growth (approximately 25% excluding i.Sell in both periods) is expected in the second quarter 2001 as compared to the first quarter of 2001.

o Gross Margin is expected to progressively increase from 50% in the first quarter to between 65% and 70% by year-end 2001. Further expansion to between 70% and 75% by year-end 2002 is projected, based on planned revenue growth.

o Operating expenses were approximately $38 million in the first quarter, and are expected to decrease somewhat throughout the year, before charges and non-recurring items, as increased efficiencies take effect.

o Operating Margin is expected to improve progressively, before charges and non-recurring items, during the year to approximately 5% in the fourth quarter of 2001 and to expand to between approximately 15% and 20% in the fourth quarter of 2002, based on planned revenue growth. The Company continues to expect to achieve sustained profitability before charges and nonrecurring items, during the fourth quarter of 2001.

"We welcome the opportunity to present our views directly to our stockholders as we did in our recent Letter to Stockholders posted on our website," said Peter Gyenes, Chairman and Chief Executive Officer. "We believe that the transaction with IBM brings substantial value to Informix Corporation as well as enhances the competitive position and growth prospects of Ascential Software, the leader in providing Information Asset Management solutions. The resulting $1 billion in cash and no debt on Ascential's balance sheet, will bring a tremendous amount of financial resources and flexibility to Ascential to pursue its strategic and market opportunities, including the recently announced strategic alliances with IBM and SAP which add major new channels of distribution for Ascential's leading products. Proceeds from the IBM transaction will also finance an intended share reduction program, the details of which will be announced around the time of closing."

ABOUT INFORMIX CORPORATION

Informix Corporation is comprised of two independent operating companies:
Informix Software and Ascential Software.


ABOUT INFORMIX SOFTWARE

Informix Software, the database company, is a leading provider of database management systems for data warehousing, transaction processing and e-Business applications. With more than 100,000 customers worldwide, Informix Software delivers high-performance database systems in markets including retail, financial services, government, healthcare, manufacturing, media and publishing, and telecommunications. For more information, visit the Informix Web site www.informix.com.

ABOUT ASCENTIAL SOFTWARE

Ascential Software is the leading provider of Information Asset Management solutions to the Global 2000. Customers use Ascential products to turn vast amounts of disparate, unrefined data into reusable information assets that drive business success. Ascential's unique framework for Information Asset Management enables customers to easily collect, validate, organize, administer and deliver information assets to realize more value from their enterprise data, reduce costs and increase profitability. Headquartered in Westboro, Mass., Ascential has offices worldwide and supports more than 1700 customers in such industries as telecommunications, insurance, financial services, healthcare, media/entertainment and retail. Ascential is an independent operating company of Informix Corporation (NASDAQ:IFMX) and can be found on the Web at http://www.ascentialsoftware.com.


SAFE HARBOR STATEMENT

This public announcement contains forward-looking statements that are subject to numerous risks and uncertainties. The forward-looking statements include the following:

The Company's projection of revenue growth of approximately 35% to 40% in 2001 over 2000 and approximately 40% to 50% growth in 2002 over 2001.

The Company's projection that, excluding sales of its i.Sell product in all periods, sales will increase approximately 75% to 80% for the year 2001.

The Company's statement that it expects sequential growth of approximately 15% (25% excluding i.Sell for both periods) for the second quarter of 2001 as compared to the first quarter of 2001.

The Company's statement that it expects gross margin progressively to increase from 50% in the first quarter to between 65% and 70% by year-end 2001.

The Company's projection of further expansion of gross margin to between 70% and 75% by year-end 2002 based upon planned revenue growth.

The Company's statement that it expects operating expenses to decrease somewhat throughout 2001, before charges and non-recurring items, as increased efficiencies take effect.

The Company's statement that it expects operating margin to improve progressively during 2001 to approximately 5% in the fourth quarter of 2001 and to expand to between 15% and 20% in the fourth quarter of 2002, based on planned revenue growth.

The Company's statement that it continues to expect to achieve sustained profitability, before charges and nonrecurring items, during the fourth quarter of 2001.

The Company's statement that it believes that the transaction with IBM brings unprecedented value to Informix as well as enhancing the competitive position of Ascential Software.

The Company's statement that the proceeds of the IBM transaction and the absence of debt on its balance sheet will bring a tremendous amount of financial resources to Ascential to pursue it strategic and market opportunities, including recently announced strategic alliances with IBM and SAP with add major new channels of distribution for Ascential's leading products.

The Company's statement that proceeds of the IBM transaction will also finance an intended share reduction program, the details of which will be announced around the time of the closing of the IBM transaction.

The risks and uncertainties could cause actual results and events to differ materially from historical or anticipated results and events. Investors and potential investors should review carefully the description of the risks and uncertainties which, together with other detailed information about the Company, is contained in the periodic reports that the Company files from time to time with the Securities and Exchange Commission, including the Company's report on Form 10-K for fiscal year 2000.

The proposed transaction will be submitted to Informix's stockholders for their consideration, and Informix will file a proxy statement concerning the proposed transaction with the SEC. Stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. When available, the proxy statement concerning the proposed transaction will be mailed to all of our stockholders and our proxy statement, as well as other filings containing information about Informix, will be available without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC fillings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Informix, Investor Relations, 50 Washington St., Westboro, MA 01581 (508-366-3888).

Informix and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Informix stockholders in favor of the proposed transaction. Information regarding the interests of the officers and directors of Informix in the proposed transaction will be set forth in proxy statement regarding the proposed transaction, when available. Information regarding Informix's officers and directors that may be deemed participants in the solicitation is included in Informix's most recent annual proxy statement as filed with the SEC on a Schedule 14A.

(C) 2001 INFORMIX CORPORATION. ALL RIGHTS RESERVED. INFORMIX AND I.SELL ARE TRADEMARKS OF INFORMIX CORPORATION OR ITS AFFILIATES, AND MAY BE REGISTERED IN THE U.S. OR OTHER JURISDICTIONS. ASCENTIAL IS A TRADEMARK OF ASCENTIAL SOFTWARE, INC. AND MAY BE REGISTERED IN OTHER JURISDICTIONS.

                               ASCENTIAL SOFTWARE
                                PRO FORMA P&L (2)
                                   (UNAUDITED)

                                          ACTUAL                                                         LONG TERM
                                          Q1 2001                  Q4 2001             Q4 2002         TARGET MODEL
                                       (IN MILLIONS)
                                            (1)

License                                   $ 16.8                    50-55%             53-58%             57-60%
Service                                     16.5                    45-50%             42-47%             40-43%
                                          ------                    -----              -----              -----
Total Revenue                             $ 33.3                      100%               100%               100%

Cost of License revenue                   $  5.1
Cost of Service revenue                     11.4
                                          -------
Total cost of revenue                     $ 16.5

Gross Profit                              $ 16.8

Gross Margin                                50.5%                   65-70%             70-75%             75-78%

Sales & Marketing                         $ 26.5
Research & Development                       8.7
General & Admninistrative                    3.2
                                          ------
Total Operating Expense                   $ 38.4                    60-65%            55-60%             53-58%

Operating Income                          $(21.6)
Operating Margin                                                     4-6%             15-20%             17-25%


(1) Includes $2.9 million of revenue from i.Sell, which was discontinued during the the first quarter of 2001.

(2) Before charges and non-recurring items.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INFORMIX CORPORATION
                                                     (Registrant)


                                            By: /s/  PETER GYENES
                                                --------------------------------
                                                Peter Gyenes
                                                President, Chief Executive
                                                Officer and Chairman of the
                                                Board of Directors

Dated: May 7, 2001